Exhibit 99.1

pressrelease
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@diebold.com	stephen.virostek@diebold.com

FOR IMMEDIATE RELEASE:
July 28, 2016

DIEBOLD REPORTS 2016 SECOND QUARTER FINANCIAL RESULTS

•	GAAP EPS from continuing operations was $(0.33), or $0.43 on a non-GAAP basis

•	GAAP operating profit was $10.3 million, or 1.8% operating margin; non-GAAP operating profit was $33.5 million, or 5.8% operating margin

•	GAAP net loss was $20.3 million while adjusted EBITDA was $53.9 million, or 9.3% of total revenue

•	Total financial self-service (FSS) revenue decreased 10.5% in constant currency

•	Company maintains financial outlook for 2016

•	Wincor Nixdorf acquisition targeted to close in summer 2016

NORTH CANTON, Ohio - Diebold, Incorporated (NYSE: DBD) today reported its second quarter 2016 financial results.

“We had a solid second quarter, generating improved profit margins through a tight focus on controlling costs. In addition, we increased our FSS services revenue by 5 percent in constant currency as we continue to transform into a services-led, software-enabled company,” said Andy W. Mattes, Diebold president and chief executive officer. “Also, we saw strong order acceleration during the quarter in North America and Latin America, driven by increased branch transformation and large account activity. These orders have resulted in a strong product backlog, which provides a good springboard for the second half of 2016.”
Mattes continued, “The excitement is building as the company prepares for the planned combination with Wincor Nixdorf. We are progressing through the regulatory approval process and continue to expect to close our transaction this summer. Over the past months, we have worked hard on integration planning and are confident we will hit the ground running post close."
Second Quarter Highlights

•	Booked an order with a top-three U.S. bank to deploy more than 3,000 of Diebold’s newest generation of ATMs as part of the bank’s strategy to improve efficiency through automation.

•
Signed a five-year contract with the Canadian Credit Union Association, on behalf of the credit union system, to advance branch automation in the country. The agreement includes the purchase of 1,200 ATMs with supporting software and maintenance services.

•	Landed major wins at three large customers in Brazil for more than 4,500 new ATMs -- including 3,500 terminals with biometric security readers for Banco do Brasil.

•	Won a two-year service contract for more than 4,000 ATMs with one of Brazil's largest private financial institutions.

•
Won a competitive branch transformation deal with Banca di Asti, a commercial bank in Northwest Italy. The agreement includes Diebold in-lobby teller terminals with a supporting three-year maintenance services contract.

Financial Results of Operations
On Feb. 1, 2016, the company completed the divestiture of its North America electronic security business to
Securitas AB. As a result, North America electronic security financial results and the gain of the sale are reported as discontinued operations. Unless otherwise indicated, the following commentary pertains to continuing operations.

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Revenue
Total revenue for the second quarter 2016 was $580.0 million, a decrease of $64.5 million or 10.0% from the prior-year period, a decrease of 7.4% in constant currency with currency impacts across all geographies. Excluding currency impact, total service revenue increased 3.6%, led by North America and Europe, but was more than offset by lower product revenue in each region.

FSS revenue decreased 13.2%, or 10.5% in constant currency. The decrease in revenue in constant currency was driven by reduced hardware volumes in emerging markets and North America where large projects in the prior year created a difficult comparison. Constant currency service revenue growth in North America related to its multi-vendor services offering and volume in EMEA partially offset this decline. Security revenue decreased $3.7 million, or $2.9 million in constant currency, primarily due to volume declines in Latin America. In addition, Brazil other revenue grew $14.2 million in constant currency due to an increase in election system sales.

Gross Margin
Total gross margin for the second quarter 2016 was 26.7%, an increase of 20 basis points from the second quarter 2015. The higher margin was driven by a 40 basis point increase in service margin that was partially offset by a 270 basis point decline in product margin. The increase in service margin is the result of higher utilization in North America and EMEA as we continue to execute on our services growth strategy. Product margin continues to be impacted by the macro environment in China as well as lower volume in North America, which carries a higher margin.

Operating Margin
Total operating expenses decreased to $144.8 million, or 25.0% of revenue, for the second quarter 2016, compared with $146.7 million, or 22.8% of revenue, in the second quarter 2015. Operating expenses included restructuring and non-routine charges of $21.5 million in the second quarter 2016 and $9.1 million in the second quarter 2015, both consisting primarily of acquisition and divestiture costs as well as legal, indemnification and professional fees related to the corporate monitor.

Operating profit was $10.3 million, or 1.8% of revenue in the second quarter 2016, compared with operating profit of $24.0 million, or 3.7% of revenue in the second quarter 2015. Non-GAAP operating profit was $33.5 million in the second quarter 2016, or 5.8% of revenue, compared with $36.0 million, or 5.6% of revenue, in the second quarter 2015.

Other (Expense) Income
Other (expense) income was lower compared with the same period in 2015, primarily attributable to a loss of $22.7 million associated with the company's foreign currency forward contract as well as incremental interest expense associated with the debt incurred in connection with the planned business combination with Wincor Nixdorf.

Income Tax
The effective tax rate on the (loss) income from continuing operations for the second quarter 2016 was (41.7)%, compared with 13.6% in the prior-year period. The significant decrease in the effective tax rate is primarily attributable to a release of an uncertain tax position due to the expiration of the statute of limitations and discrete tax items relating to the planned business combination with Wincor Nixdorf.

(Loss) Income from Continuing Operations, Net of Tax
Net loss from continuing operations, net of tax was $(20.8) million, or (3.6)% of revenue in the second quarter 2016, compared with net income from continuing operations, net of tax of $19.7 million, or 3.1% of revenue in the second quarter 2015.

Adjusted EBITDA was $53.9 million, or 9.3% of revenue, in the second quarter 2016, compared with $57.5 million, or 8.9% of revenue, in the second quarter 2015.

Income from Discontinued Operations, Net of Tax
Income from discontinued operations, net of tax in the second quarter 2016 was $0.5 million, compared with $4.2 million in the second quarter 2015. The company recorded a gain on the sale of the North America electronic security business, net of tax, of $0.5 million for the three months ended June 30, 2016 as the divestiture is completed. The closing purchase price is subject to a customary working capital adjustment, which is expected to be finalized in the third quarter of 2016.

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Balance Sheet, Cash Flow
The company's cash, cash equivalents and short-term investments were $2.2 billion and $353.5 million at June 30, 2016 and December 31, 2015, respectively. The company's combined notes payable and long-term debt (Debt Instruments) were $2.3 billion and $638.2 million at June 30, 2016 and December 31, 2015, respectively.

The company's net debt was $127.9 million at June 30, 2016, an improvement of $156.8 million from December 31, 2015. The decrease in net debt was primarily attributable to the proceeds of the North America electronic security business sale, partially offset by operating cash flow performance. The company's net debt to capital ratio was 4.4% at June 30, 2016, and 27.1% at December 31, 2015.

Net cash used by operating activities in the second quarter 2016 was $(90.0) million, an increase of cash use of $55.2 million from the second quarter 2015. Free cash flow (use) during the period was $(96.6) million, an increase in cash use of $(47.6) million from the prior year period. Free cash flow for the quarter was impacted by approximately $23.0 million of payments for acquisition-related expenses.

Full-year 2016 Outlook
The company is maintaining its previous outlook for full-year 2016 revenue to be relatively flat, adjusted EBITDA of $220 million to $235 million, and earnings per share of approximately $1.45 to $1.60 on a non-GAAP basis. The company expects a non-GAAP effective tax rate of approximately 28% for the full year. The company has reclassified the presentation of its previous guidance to conform to the current guidance, which reflects the recent SEC interpretations of non-GAAP presentation.

	Previous Guidance	Current Guidance
Total Revenue	Down 2% to flat (flat to up 2% in CC)	Down 2% to flat (flat to up 2% in CC)
Adjusted EBITDA	$220 million - $235 million	$220 million - $235 million
2016 EPS (GAAP)	$0.70 - $0.95	$0.30 - $0.50
Restructuring	~0.14 - 0.07	~0.14 - 0.09
Non-routine (income)/expense:
Legal, professional fees and other	~0.17	~0.14
Acquisition/divestiture fees	~1.78 - 1.69**	~1.90**
Acquisition related hedging (income)/ expense	~(0.55)	~(0.20)
Total non-routine (income)/expense	~1.40 - 1.31	~1.85
Tax impact of restructuring and non-routine (income)/expense items	~(0.78) - (0.73)	-(0.83)
Total EPS (non-GAAP measure)	$1.45 - $1.60	$1.45 - $1.60
**Includes ~$1.25 on a gross EPS basis of acquisition-related interest expense.

Overview Presentation and Conference Call
More information on Diebold's quarterly earnings is available on Diebold's Investor Relations website. Andy W. Mattes, president and chief executive officer, and Christopher A. Chapman, senior vice president and chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.diebold.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.

About Diebold
Diebold, Incorporated (NYSE: DBD) provides the technology, software and services that connect people around the world with their money - bridging the physical and digital worlds of cash conveniently, securely and efficiently. Since its founding in 1859, Diebold has evolved to become a leading provider of exceptional self-service innovation, security and services to financial, commercial, retail and other markets.

Diebold has approximately 15,000 employees worldwide and is headquartered near Canton, Ohio, USA. Visit Diebold at www.diebold.com or on Twitter: http://twitter.com/DieboldInc.

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net investment/(debt), EBITDA and adjusted EBITDA, and constant currency results. The company calculates constant currency by translating the prior year results at the current

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year exchange rate. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. We are also providing EBITDA and Adjusted EBITDA in light of our recent issuance of our credit agreement and 8.5% senior notes due 2024. For more information, please refer to the section, "Notes for Non-GAAP Measures".

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS
In connection with the proposed business combination with Wincor Nixdorf, Diebold has filed a Registration Statement on Form S-4 with the U.S. Securities and Exchange Commission (“SEC”), which was declared effective by the SEC on February 5, 2016, that includes a prospectus of Diebold to be used in connection with the offer. In addition, on February 4, 2016, the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, “BaFin“) approved the publication of the German offer document in connection with the offer. Diebold published the German offer document on February 5, 2016. The acceptance period for the offer expired at the end of March 22, 2016 (Central European Time), and the statutory additional acceptance period expired at the end of April 12, 2016 (Central European Summer Time).

INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROSPECTUS AND THE OFFER DOCUMENT, AS WELL AS OTHER DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC OR BaFin OR PUBLISHED AT DIEBOLD’S WEBSITE at www.diebold.com UNDER THE INVESTOR RELATIONS SECTION, REGARDING THE PROPOSED BUSINESS COMBINATION AND THE OFFER BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the prospectus, an English translation of the offer document, and other related documents filed by Diebold with the SEC on the SEC’s website at www.sec.gov. The prospectus and other documents relating thereto may also be obtained for free by accessing Diebold’s website at www.diebold.com under the Investor Relations section. You may obtain a free copy of the offer document on BaFin’s website at www.bafin.de, and, along with an English translation thereof, at Diebold’s website at www.diebold.com under the Investor Relations section. Further, you may obtain a copy of the offer document free of charge from Deutsche Bank Aktiengesellschaft, Taunusanlage 12, 60325 Frankfurt am Main, Germany, or by e-mail to dct.tender-offers@db.com or by telefax to +49 69 910 38794.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of Wincor Nixdorf or Diebold. Terms and further provisions regarding the public offer are disclosed in the offer document, which was published on February 5, 2016, and in documents filed or that will be filed with the SEC. Investors and holders of Wincor Nixdorf shares, or of such instruments conferring a right to directly or indirectly acquire Wincor Nixdorf shares, are strongly encouraged to read the prospectus, the offer document and all documents in connection with the public offer because these documents contain important information.

No offering of securities will be made except by means of a prospectus meeting the requirements of section 10 of the U.S. Securities Act of 1933, as amended, and a German offer document in accordance with applicable European regulations, including the German Securities Acquisition and Takeover Act and the German Securities Prospectus Act (Wertpapierprospektgesetz). Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer would not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted diluted earnings per share, and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the company's ability to successfully consummate the purchase of Wincor Nixdorf, including satisfying closing conditions; the ultimate outcome and results of integrating the operations of the company and Wincor Nixdorf, the ultimate outcome of the company’s pricing, operating and tax strategies applied to Wincor Nixdorf and the ultimate ability to realize synergies; the Company's ability to successfully consummate its transaction with the Inspur Group; the success of the company's strategic business alliance with Securitas AB; the company's ability to reduce stranded costs related to its electronic security business from its ongoing operations; the impact of market and economic conditions on the financial services industry; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; pricing and other actions by competitors; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the impact of a security breach or operational failure on the company's business; the company's ability to successfully integrate acquisitions into its operations; the impact of the company's strategic initiatives; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015, the Registration Statement on Form S-4 filed in connection with the proposed business combination with Wincor Nixdorf and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Revenue Summary by Service, Product and Segment

(Dollars In Millions)			% Change	% Change Constant Currency
	Q2 2016	Q2 2015
Financial self-service
Services	$304.6	$299.0	1.9%	4.7%
Products	188.5	268.9	(29.9)%	(27.6)%
Total financial self-service	493.1	567.9	(13.2)%	(10.5)%
Security
Services	51.9	53.9	(3.7)%	(2.7)%
Products	19.3	21.0	(8.1)%	(7.2)%
Total security	71.2	74.9	(4.9)%	(3.9)%
Total financial self-service and security	564.3	642.8	(12.2)%	(9.7)%
Brazil other	15.7	1.7	N/M	N/M
Total revenue	$580.0	$644.5	(10.0)%	(7.4)%

			% Change	% Change Constant Currency
Revenue summary by segment	Q2 2016	Q2 2015
NA	$275.2	$302.5	(9.0)%	(8.5)%
AP	85.5	109.4	(21.8)%	(17.7)%
EMEA	106.5	106.1	0.4%	4.0%
LA	112.8	126.5	(10.8)%	(5.7)%
Total revenue	$580.0	$644.5	(10.0)%	(7.4)%

(Dollars In Millions)			% Change	% Change Constant Currency
	YTD 6/30/2016	YTD 6/30/2015
Financial self-service
Services	$593.9	$590.2	0.6%	4.8%
Products	345.7	472.7	(26.9)%	(23.4)%
Total financial self-service	939.6	1,062.9	(11.6)%	(7.7)%
Security
Services	99.3	104.3	(4.8)%	(3.3)%
Products	33.0	40.1	(17.7)%	(16.9)%
Total security	132.3	144.4	(8.4)%	(7.1)%
Total financial self-service and security	1,071.9	1,207.3	(11.2)%	(7.6)%
Brazil other	17.7	12.0	47.5%	103.8%
Total revenue	$1,089.6	$1,219.3	(10.6)%	(6.8)%

			% Change	% Change Constant Currency
Revenue summary by segment	YTD 6/30/2016	YTD 6/30/2015
NA	$526.9	$561.7	(6.2)%	(5.5)%
AP	166.0	219.9	(24.5)%	(20.1)%
EMEA	192.1	192.9	(0.4)%	4.6%
LA	204.6	244.8	(16.4)%	(7.1)%
Total revenue	$1,089.6	$1,219.3	(10.6)%	(6.8)%

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DIEBOLD, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS, EXCEPT EARNINGS PER SHARE)

	Q2 2016	Q2 2015	YTD 6/30/2016	YTD 6/30/2015
Net sales
Services	$356.5	$352.9	$693.2	$694.5
Products	223.5	291.6	396.4	524.8
Total	580.0	644.5	1,089.6	1,219.3
Cost of sales
Services	235.4	234.3	463.9	464.2
Products	189.5	239.5	331.8	425.1
Total	424.9	473.8	795.7	889.3
Gross profit	155.1	170.7	293.9	330.0
Gross margin	26.7%	26.5%	27.0%	27.1%
Operating expenses
Selling and administrative expense	127.3	124.9	252.9	245.4
Research, development and engineering expense	17.6	23.9	36.1	46.2
(Gain) loss on sale of assets, net	(0.1)	(1.6)	0.3	(1.5)
Impairment of assets	—	(0.5)	—	18.9
Total	144.8	146.7	289.3	309.0
Percent of net sales	25.0%	22.8%	26.6%	25.3%
Operating profit	10.3	24.0	4.6	21.0
Operating margin	1.8%	3.7%	0.4%	1.7%
Other (expense) income
Interest income	6.3	6.8	11.2	14.7
Interest expense	(24.3)	(7.6)	(35.8)	(15.6)
Foreign exchange loss, net	(1.2)	(1.3)	(3.6)	(10.5)
Miscellaneous, net	(26.8)	0.9	7.8	(0.3)
Total other (expense) income	(46.0)	(1.2)	(20.4)	(11.7)
(Loss) income from continuing operations before taxes	(35.7)	22.8	(15.8)	9.3
Income tax (benefit) expense	(14.9)	3.1	(15.7)	(0.3)
(Loss) income from continuing operations, net of tax	(20.8)	19.7	(0.1)	9.6
Income from discontinued operations, net of tax	0.5	4.2	148.3	8.7
Net (loss) income	(20.3)	23.9	148.2	18.3
Net income (loss) attributable to noncontrolling interests	0.8	1.7	1.1	(1.1)
Net (loss) income attributable to Diebold, Incorporated	$(21.1)	$22.2	$147.1	$19.4

Basic weighted-average shares outstanding	65.2	64.9	65.1	64.8
Diluted weighted-average shares outstanding	65.2	65.6	65.7	65.5

Amounts attributable to Diebold, Incorporated
(Loss) income before discontinued operations, net of tax	$(21.6)	$18.0	$(1.2)	$10.7
Income from discontinued operations, net of tax	0.5	4.2	148.3	8.7
Net (loss) income attributable to Diebold, Incorporated	$(21.1)	$22.2	$147.1	$19.4

Basic (loss) earnings per share
(Loss) income from continuing operations, net of tax	$(0.33)	$0.28	$(0.02)	$0.17
Income from discontinued operations, net of tax	0.01	0.06	2.28	0.13
Net (loss) income attributable to Diebold, Incorporated	$(0.32)	$0.34	$2.26	$0.30

Diluted (loss) earnings per share
(Loss) income from continuing operations, net of tax	$(0.33)	$0.28	$(0.02)	$0.17
Income from discontinued operations, net of tax	0.01	0.06	2.26	0.13
Net (loss) income attributable to Diebold, Incorporated	$(0.32)	$0.34	$2.24	$0.30

Common dividends declared and paid per share	$0.2875	$0.2875	$0.5750	$0.5750

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DIEBOLD, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	YTD 6/30/2016	YTD 12/31/2015

ASSETS
Current assets
Cash and cash equivalents	$335.5	$313.6
Restricted cash	1,823.0	—
Short-term investments	26.6	39.9
Trade receivables, less allowances for doubtful accounts	520.1	413.9
Inventories	430.8	369.3
Current assets held for sale	—	148.2
Other current assets	322.2	358.7
Total current assets	3,458.2	1,643.6

Securities and other investments	84.0	85.2
Property, plant and equipment, net	166.1	175.3
Goodwill	169.2	161.5
Other assets	163.0	176.8
Total assets	$4,040.5	$2,242.4

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$39.0	$32.0
Accounts payable	261.1	281.7
Current liabilities held for sale	—	49.4
Other current liabilities	617.9	592.7
Total current liabilities	918.0	955.8

Long-term debt	2,274.0	606.2
Long-term liabilities	246.5	244.9

Total Diebold, Incorporated shareholders' equity	578.3	412.4
Noncontrolling interests	23.7	23.1
Total equity	602.0	435.5
Total liabilities and equity	$4,040.5	$2,242.4

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DIEBOLD, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 6/30/2016	YTD 6/30/2015
Cash flow from operating activities
Net income	$148.2	$18.3
Income from discontinued operations, net of tax	148.3	8.7
(Loss) income from continuing operations, net of tax	(0.1)	9.6
Adjustments to reconcile net (loss) income to cash flow used by operating activities:
Depreciation and amortization	30.9	32.9
Devaluation of Venezuela balance sheet	—	7.5
Impairment of assets	—	18.9
Gain on foreign currency option and forward contracts, net	(12.9)	—
Other	10.2	7.4

Cash flow from changes in certain assets and liabilities, net of the effects of acquisition
Trade receivables	(94.4)	(127.8)
Inventories	(46.4)	(41.2)
Accounts payable	(26.6)	37.6
Prepaid income taxes	(16.7)	(14.3)
Deferred revenue	(13.0)	(15.8)
Deferred income taxes	6.0	4.4
Certain other assets and liabilities	(37.0)	(18.6)
Net cash used by operating activities - continuing operations	(200.0)	(99.4)
Net cash (used) provided by operating activities - discontinued operations	(6.2)	0.3
Net cash used by operating activities	(206.2)	(99.1)
Cash flow from investing activities
Payments for acquisitions, net of cash acquired	—	(59.4)
Net investment activity	63.8	(1.3)
Capital expenditures	(11.3)	(24.7)
Restricted cash, net	(1,768.1)	—
Increase in certain other assets	(8.9)	2.9
Net cash used by investing activities - continuing operations	(1,724.5)	(82.5)
Net cash provided (used) by investing activities - discontinued operations	365.1	(0.7)
Net cash used by investing activities	(1,359.4)	(83.2)
Cash flow from financing activities
Dividends paid	(38.0)	(37.8)
Restricted cash, net	(54.9)	—
Net debt borrowings	1,681.6	160.2
Repurchase of common shares	(2.0)	(2.8)
Other	(1.8)	3.0
Net cash provided by financing activities	1,584.9	122.6
Effect of exchange rate changes on cash and cash equivalents	4.1	(17.8)

Increase (decrease) in cash and cash equivalents	23.4	(77.5)
Add: Cash overdraft included in assets held for sale at beginning of period	(1.5)	(4.1)
Less: Cash overdraft included in assets held for sale at end of period	—	(4.4)
Cash and cash equivalents at the beginning of the period	313.6	326.1
Cash and cash equivalents at the end of the period	$335.5	$248.9

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted earnings per share, EBITDA and Adjusted EBITDA, free cash flow/(use) and net investment/(debt).

1.	Profit/loss summary (Dollars in millions):

	Q2 2016						Q2 2015
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$580.0	$155.1	26.7%	$144.8	$10.3	1.8%	$644.5	$170.7	26.5%	$146.7	$24.0	3.7%
Restructuring		1.4		(3.6)	5.0			2.4		(4.7)	7.1
Non-routine income/expense:
Software impairment		—		—	—			—		—	—
Venezuela divestiture		—		—	—			—		0.2	(0.2)
Legal, indemnification and professional fees		—		(3.4)	3.4			—		(4.1)	4.1
Acquisition/divestiture fees		—		(14.5)	14.5			—		—	—
Brazil indirect tax		0.3		—	0.3			0.5		—	0.5
Other		—		—	—			—		(0.5)	0.5
Non-routine expenses, net	—	0.3		(17.9)	18.2		—	0.5		(4.4)	4.9
Non-GAAP results	$580.0	$156.8	27.0%	$123.3	$33.5	5.8%	$644.5	$173.6	26.9%	$137.6	$36.0	5.6%

	YTD 6/30/2016						YTD 6/30/2015
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$1,089.6	$293.9	27.0%	$289.3	$4.6	0.4%	$1,219.3	$330.0	27.1%	$309.0	$21.0	1.7%
Restructuring		1.7		(3.7)	5.4			2.4		(7.8)	10.2
Non-routine income/expense:
Software impairment		—		—	—			—		(9.1)	9.1
Venezuela divestiture		—		—	—			—		(10.1)	10.1
Legal, indemnification and professional fees		—		(6.2)	6.2			—		(8.7)	8.7
Acquisition/divestiture fees		—		(25.4)	25.4			—		—	—
Brazil indirect tax		0.6		—	0.6			0.5		—	0.5
Other		—		—	—			—		(0.5)	0.5
Non-routine expenses, net	—	0.6		(31.6)	32.2		—	0.5		(28.4)	28.9
Non-GAAP results	$1,089.6	$296.2	27.2%	$254.0	$42.2	3.9%	$1,219.3	$332.9	27.3%	$272.8	$60.1	4.9%

Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Non-routine income/expense relate to the company's decision to exit its Venezuela joint venture, a non-cash impairment associated with legacy Diebold software following the acquisition of Phoenix Interactive Design, legal, indemnification and professional fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of the independent monitor, potential acquisition and divestiture fees, including incremental interest related to the debt incurred in connection with the planned business combination with Wincor Nixdorf, and ongoing interest charges related to the Brazil indirect tax matter.

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2.	Reconciliation of GAAP net (loss) income to EBITDA and Adjusted EBITDA measures:

	Q2 2016	Q2 2015	YTD 6/30/2016	YTD 6/30/2015
Net (loss) income	$(20.3)	$23.9	$148.2	$18.3
Income tax (benefit) expense	(14.9)	3.1	(15.7)	(0.3)
Interest income	(6.3)	(6.8)	(11.2)	(14.7)
Interest expense	24.3	7.6	35.8	15.6
Depreciation and amortization	15.9	16.7	30.9	32.9
EBITDA	(1.3)	44.5	188.0	51.8
Income from discontinued operations, net of tax	(0.5)	(4.2)	(148.3)	(8.7)
Share-based compensation	4.5	4.8	10.1	9.1
Foreign exchange loss, net	1.2	1.3	3.6	10.5
Miscellaneous, net	26.8	(0.9)	(7.8)	0.3
Restructuring expenses	5.0	7.1	5.4	10.2
Non-routine expenses, net	18.2	4.9	32.3	28.9
Adjusted EBITDA	$53.9	$57.5	$83.3	$102.1
Adjusted EBITDA % revenue	9.3%	8.9%	7.6%	8.4%

We define EBITDA as net (loss) income excluding income tax (benefit) expense, net interest, and depreciation and amortization expense. We define Adjusted EBITDA as EBITDA before the effect of the following items: income from discontinued operations, net of tax, share-based compensation, foreign exchange loss, net, other (expense) income miscellaneous, net, restructuring expense, and non-routine expenses, net as outlined in Note 1 of the non-GAAP measures. These are non-GAAP financial measurements used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

3.	Reconciliation of diluted GAAP EPS to non-GAAP EPS:

	Q2 2016	Q2 2015	YTD 6/30/2016	YTD 6/30/2015
Total diluted EPS from the (loss) income from continuing operations, net of tax (GAAP measure)	$(0.33)	$0.28	$(0.02)	$0.17
Restructuring	0.08	0.11	0.09	0.15
Non-routine (income)/expense:
Software impairment	—	—	—	0.14
Venezuela divestiture	—	—	—	0.12
Venezuela devaluation	—	—	—	0.10
Legal, indemnification and professional fees	0.05	0.06	0.10	0.13
Acquisition/divestiture fees	0.60	—	0.82	—
Acquisition related hedging (income)/expense	0.36	—	(0.20)
Brazil indirect tax	0.01	0.01	0.01	0.01
Other	(0.01)	0.01	—	—
Total non-routine (income)/expense	1.01	0.08	0.73	0.50
Tax impact (inclusive of allocation of discrete tax items)	(0.33)	(0.09)	(0.39)	(0.22)
Total adjusted EPS (non-GAAP measure)	$0.43	$0.38	$0.41	$0.60
EPS (non-GAAP) - discontinued operations	$—	$0.06	$(0.02)	$0.13
EPS (non-GAAP) - including discontinued operations	$0.43	$0.44	$0.39	$0.73

Restructuring expenses are presented before taxes and relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Non-routine (income)/expenses are presented before taxes and relate to the company's decision to exit its Venezuela joint venture, currency devaluation of the Venezuela bolivar, a non-cash impairment associated with legacy Diebold software following the acquisition of Phoenix Interactive Design, legal, indemnification and professional fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of the independent monitor, potential acquisition and divestiture fees, including incremental interest related to the debt incurred in connection with the planned business combination with Wincor Nixdorf, the fair value of foreign currency contracts related to the planned business combination with Wincor Nixdorf, and ongoing interest charges related to the Brazil

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indirect tax matter. The tax impact (inclusive of allocation of discrete tax items) aggregates the tax effects of the aforementioned adjustments above.

4.	Free cash flow use from continuing operations is calculated as follows (Dollars in millions):

	Q2 2016	Q2 2015	YTD 6/30/2016	YTD 6/30/2015
Net cash used by operating activities (GAAP measure)	$(90.0)	$(34.8)	$(200.0)	$(99.4)
Capital expenditures (GAAP measure)	(6.6)	(14.2)	(11.3)	(24.7)
Free cash flow use (non-GAAP measure)	$(96.6)	$(49.0)	$(211.3)	$(124.1)

We define free cash flow use as net cash (used) provided by operating activities less capital expenditures. We consider free cash flow use to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet, and paying dividends.

5.	Net debt is calculated as follows (Dollars in millions):

	6/30/2016	12/31/2015	6/30/2015
Cash, cash equivalents and short-term investments (GAAP measure)	$2,185.1	$353.5	$368.4
Debt Instruments	(2,313.0)	(638.2)	(667.0)
Net debt (non-GAAP measure)	$(127.9)	$(284.7)	$(298.6)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. More than 80% of the company's unrestricted cash and cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented. For purposes of the net debt calculation at June 30, 2016, we have included the total cash and cash equivalents, short-term investments and restricted cash. The use of the restricted cash is limited to the repayment of debt and acquisition-related expenditures associated with the closing of the planned Wincor Nixdorf business combination. Management intends to use the restricted cash for those purposes.

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PR/16_3780

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